Exhibit 10.2
ALEXZA PHARMACEUTICALS, INC.
DIRECTOR/OFFICER INDEMNIFICATION AGREEMENT
Effective Date:

     This Agreement is made as of the Effective Date set forth above, between Alexza Pharmaceuticals, Inc., a Delaware corporation (the Company”), whose address is 1001 East Meadow Circle, Palo Alto, California 94303, and                                (the “Indemnitee”), whose address is                               .
RECITALS
     A. The Indemnitee is a Director and/or officer of the Company.
     B. The Company recognizes that, in order to attract and retain highly competent persons to serve as members (“Directors”) of the Board of Directors of the Company (the “Board”) and/or in other executive capacities with the Company, the Company must provide adequate and competitive protection against inordinate risks of claims and actions against them arising out of their service to and lawful activities on behalf of the Company.
     C. The Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws of the Company (the “Bylaws”), and the General Corporation Law of the State of Delaware (“DGCL”), expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and certain other persons with respect to indemnification.
     D. Although the Certificate of Incorporation and Bylaws currently require indemnification of the Indemnitee to the fullest extent permitted by law, any amendment to or revocation of such Certificate of Incorporation or Bylaws could result in this protection becoming unavailable to the Indemnitee in the future.
     E. It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, officers or Directors of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.
     F. The Company wishes to provide the Indemnitee with specific contractual assurance that the protections currently provided by the Certificate of Incorporation or Bylaws will remain available to the Indemnitee, regardless of any future changes in the Certificate of Incorporation or Bylaws, or in the management and control of the Company. The Company therefore wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement.
     G. This Agreement is a supplement to and in furtherance of the Certificate of Incorporation and Bylaws and any resolutions adopted pursuant to the Certificate of Incorporation or Bylaws and will not be deemed a substitute therefor, nor to diminish or abrogate any other rights the Indemnitee may have by law or otherwise to indemnification.

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Directors/Officers Indemnification Agreement
     The parties therefore hereby agree as follows:
1. Definitions and Interpretation.
     1.1 “Change in Control”: a Change in Control will be deemed to have occurred:
          (a) If before the Company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”):
               (i) The Company, or any material subsidiary of the Company, is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquiring Person”) or securities of the Company are exchanged for securities of an Acquiring Person, and as a result of such merger, consolidation, reorganization or exchange, less than a majority of the combined voting power of then outstanding securities of the Acquiring Person immediately after such transaction are held, directly or indirectly, in the aggregate, by the holders of Voting Securities immediately prior to such transaction;
               (ii) The Company, or any material subsidiary of the Company, in any transaction or series of related transactions, sells or otherwise transfers all or substantially all of its assets to an Acquiring Person, and less than a majority of the combined voting power of then outstanding securities of the Acquiring Person immediately after such sale or transfer are held, directly or indirectly, in the aggregate, by the holders of Voting Securities immediately prior to such sale or transfer;
               (iii) During any period of two consecutive years, individuals who at the beginning of such relevant period constitute the Directors cease for any reason to constitute at least a majority of the Directors then serving, unless the election, or the nomination for election by the Company’s stockholders, of each Director first elected during such period was approved by a unanimous vote of the Directors then still serving who were Directors at the beginning of such relevant period;
               (iv) The Company and its subsidiaries, in any transaction or series of related transactions, sell or otherwise transfer business operations that generated 66.67% or more of the consolidated revenues (determined on the basis of the Company’s four most recently completed fiscal quarters) of the Company and its subsidiaries, on a consolidated basis, immediately prior to the closing of such transaction or the last of such series of related transactions; or
               (v) Any other transaction or series of related transactions occur that have substantially the effect as the transactions specified in any of Sections 1.1(a)(i)-(iv) hereof; or
          (b) If after the Company has a class of securities registered under Section 12 of the Exchange Act:
               (i) Any person, as that term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is, a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 20% or more of the

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Directors/Officers Indemnification Agreement
total voting power of the Company’s then outstanding Voting Securities (unless such person becomes such a beneficial owner in connection with the initial public offering of the Company);
               (ii) Individuals who, as of the consummation date of the Company’s initial public offering, constitute the Board cease for any reason to constitute at least a majority of the Board, unless any such change is approved by a unanimous vote of the members of the Board in office immediately prior to such cessation;
               (iii) the Company, or any material subsidiary of the Company, is merged, consolidated or reorganized into or with an Acquiring Person or securities of the Company are exchanged for securities of an Acquiring Person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of then outstanding securities of the Acquiring Person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of Voting Securities immediately prior to such transaction;
               (iv) The Company, or any material subsidiary of the Company, in any transaction or series of related transactions, sells or otherwise transfers all or substantially all of its assets to an Acquiring Person, and less than a majority of the combined voting power of then outstanding securities of the Acquiring Person immediately after such sale or transfer is held, directly or indirectly, in the aggregate, by the holders of Voting Securities immediately prior to such sale or transfer;
               (vi) The Company and its subsidiaries, in any transaction or series of related transactions, sell or otherwise transfer business operations that generated 66.67% or more of the consolidated revenues (determined on the basis of the Company’s four most recently completed fiscal quarters) of the Company and its subsidiaries, on a consolidated basis, immediately prior to the closing of such transaction or the last of such series of related transactions;
               (vii) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing that a Change in Control has occurred or may have occurred or will occur or may occur in the future pursuant to any then existing contract or transaction; or
               (viii) Any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of Sections 1.1(b)(i)-(vii) hereof.
Notwithstanding the provisions of Sections 1.1(b)(i) or 1.1(b)(iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a Change in Control will not be deemed to have occurred for purposes of this Agreement solely because (1) the Company, (2) an entity in which the Company directly or indirectly beneficially owns 50% or more of such entity’s voting securities, or (3) any Company-sponsored employee stock ownership plan, or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of the Company, or because the Company reports that

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Directors/Officers Indemnification Agreement
a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.
     1.2 “Claim” means any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any inquiry, hearing or investigation whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative or other.
     1.3 “Expenses” include attorneys’ fees and all other costs, fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in or participating in (including appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event. Expenses also include all federal, state, local or foreign taxes payable by the Indemnitee as a result of the actual or deemed receipt of any payments of Expenses, judgments, fines, penalties and amounts paid under this Agreement.
     1.4 “Indemnifiable Event” means any event or occurrence (whether before or after the date hereof) related to the fact that the Indemnitee is or was a Director, officer, employee, consultant, agent or fiduciary of or to the Company, or is or was serving at the request of the Board as a Director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.
     1.5 “Reviewing Party” means, if there has not been a Change in Control, (i) the Board (provided that a majority of Directors are not parties to the particular Claim for which the Indemnitee is seeking indemnification) or (ii) any other person or body appointed by the Board, who is not a party to the particular Claim for which the Indemnitee is seeking indemnification; or, if there has been a Change in Control other than a Change in Control approved by two thirds or more of the Board who were Directors prior to the Change in Control, the independent Special Counsel referred to in Sections 1.6 and 4 hereof.
     1.6 “Special Counsel” means an independent attorney or law firm designated to advise the Company, after a Change in Control (other than a Change in control approved by two thirds or more of the Board who were Directors prior to the Change in Control), on all matters concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, the Bylaws or Certificate of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events.
     1.7 “Voting Securities” means any securities of the Company, or of the relevant subsidiary of the Company, as applicable, which vote generally in the election of Director of the Company or of such subsidiary, as applicable.
     1.8 Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
2. Indemnification.
     2.1 General. Subject to the terms of this Agreement, if the Indemnitee was, is or is threatened to be made a party to or witness or other participant in a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company will indemnify the Indemnitee to the fullest

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Directors/Officers Indemnification Agreement
extent permitted by law as soon as practicable, but no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of a Claim actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Claim.
     2.2 Review of Claims. The Reviewing Party will determine whether the Indemnitee would be permitted to be indemnified under applicable law. If the Reviewing Party is the Special Counsel referred to in Section 4 hereof, the determination will be made in a written opinion. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof will be on the Company to establish that the Indemnitee is not so entitled.
     2.3 Non-Indemnifiable Claims. The indemnification obligations of the Company under Section 2.1 hereof will be subject to the condition that the Reviewing Party will not have determined that the Indemnitee would not be permitted to be indemnified under applicable law. However, if the Indemnitee has commenced legal proceedings in the Court of Chancery of the State of Delaware (the “Delaware Court”) to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law will not be binding and the Indemnitee will not be required to reimburse the Company for any Expense Advance or other advance by the Company until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).
     2.4 Excluded Claims. Notwithstanding anything in this Agreement to the contrary, and except as provided in Section 3.3 hereof, prior to a Change in Control, the Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim:
          (a) Initiated by the Indemnitee against the Company or any Director or officer of the Company, unless the Company has joined in or consented to the initiation of such Claim; or
          (b) Made on account of the Indemnitee’s conduct which constitutes a breach of the Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.
     2.5 Selection of Reviewing Party. If there has not been a Change in Control, or if there has been a Change in Control approved by two-thirds (rounded downward to the nearest whole number) or more of the Board who were Directors prior to the Change in Control, the Reviewing Party will be selected by the Board, and if there has been such a Change in Control, the Reviewing Party will be the independent Special Counsel referred to in Section 4 hereof.
     2.6 Court Proceeding by the Indemnitee. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee will have the right to commence litigation in the Delaware Court seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof and the Company hereby consents to service of process and to appear in any such proceeding. Absent a final judicial determination, any determination by the Reviewing Party otherwise will be

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Directors/Officers Indemnification Agreement
conclusive and binding on the Company and the Indemnitee.
     2.7 Partial Indemnity. If the Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company of some or a portion of the Expenses, liabilities, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company will nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.
3. Reimbursement of Expenses.
     3.1 Reimbursement for Expenses. To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee will be indemnified against all Expenses incurred in connection therewith.
     3.2 Expense Advance. If requested by the Indemnitee in writing, and subject to Section 3.4 hereof, the Company will advance (within ten business days of such written request) any and all Expenses to the Indemnitee (an “Expense Advance”).
     3.3 Indemnification for Additional Expenses. The Company will indemnify the Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by the Indemnitee in writing, will (within ten business days of such written request), subject to Section 3.4 hereof, advance these expenses to t, which are incurred by the Indemnitee in connection with any Claim asserted against or action brought by the Indemnitee for:
          (a) Indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, or under the Certificate of Incorporation or Bylaws now in effect or hereafter in effect relating to Claims for Indemnifiable Events; or
          (b) Recovery under any Directors’ and officers’ liability insurance policies maintained by the Company;
regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as applicable.
     3.4 Undertaking by the Indemnitee. The obligation of the Company to make an Expense Advance pursuant to Section 3.2 hereof or to advance other expenses pursuant to Section 3.3 hereof will be subject to the condition that the Company receives an undertaking that, if, when and to the extent that the Reviewing Party or other appropriate authority determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company will be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. the Indemnitee’s obligation to reimburse the Company for Expense Advances will be unsecured and no interest will be charged thereon.
4. Role of Special Counsel After A Change in Control.
     4.1 Special Counsel. If there is a Change in Control of the Company (other than a Change in Control which has been approved by two-thirds or more of the Board who were

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Directors/Officers Indemnification Agreement
Directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, or under the Bylaws or Certificate of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events, the Company will seek legal advice only from independent Special Counsel. Such counsel, among other things, will, within 90 days after its retention, render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.
     4.2 Selection of Special Counsel. Special Counsel will be selected by the Indemnitee and approved by the Company (which approval will not be unreasonably withheld or delayed) among counsel who has not otherwise performed services for the Company within the last five years (other than in connection with such matters for which retained as provided in this Agreement) or for the Indemnitee.
     4.3 Dispute Resolution for Selection of Special Counsel. If the Indemnitee and the Company are unable to agree on the selection of Special Counsel, the Special Counsel will be selected by lot from among at least five law firms with offices in the State of Delaware having more than fifty attorneys, having a rating of “av” or better in then-current Martindale Hubbell Law Directory and having attorneys which specialize in corporate law. The selection will be made in the presence of the Indemnitee (and the Indemnitee’s legal counsel or either of them, as the Indemnitee may elect).
     4.4 Fees of Special Counsel. The Company will pay on a timely basis the reasonable fees of the Special Counsel and will fully indemnify Special Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
5. No Presumption. For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief.
6. Notification and Defense of Claim.
     6.1 Notification. Within 30 days after receipt by the Indemnitee of notice of the commencement of a Claim which may involve an Indemnifiable Event, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, submit to the Company a written notice identifying the proceeding. The Indemnitee’s omission to notify the Company within 30 days will not relieve it from any liability which it may have to the Indemnitee under this Agreement unless and to the extent that the Company can establish that is has been materially prejudiced by such lack of notice.
     6.2 Defense of Claim. With respect to any such Claim as to which the Indemnitee has submitted notice to the Company:
          (a) The Company will be entitled to participate therein at its own expense;

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Directors/Officers Indemnification Agreement
          (b) Except as otherwise provided in Section 6.3 hereof, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee; and
          (c) After notice from the Company to the Indemnitee of its election to assume the defense of the Claim, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation, expenses incurred at the request of or to assist the Company in its defense, or as otherwise provided in Section 6.3 hereof.
     6.3 Assumed Claims: Right of the Indemnitee to Employ Separate Counsel. The Indemnitee will have the right to employ the Indemnitee’s own counsel in connection with any Claim as to which the Company has provided written confirmation that it has assumed the defense. The fees and expenses of the Indemnitee’s counsel incurred after notice from the Company of its assumption of the defense will be at the expense of the Indemnitee unless:
          (a) The employment of counsel by the Indemnitee has been authorized by the Company;
          (b) The Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action;
          (c) The Company has not already employed counsel to assume the defense of such action; ]or
          (d) The Company’s counsel has not made a timely appearance on behalf of the Indemnitee;
in each of which cases the fees and expenses of counsel will be at the expense of the Company. The Company will not be entitled to assume the defense of any claim brought by or on behalf of the Company or as to which the Indemnitee will have made the conclusion provided for in Section 6.3(b) hereof.
     6.4 Settlement. The Company will not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s written consent. The Company will not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.
7. Non-Exclusivity. The rights of the Indemnitee hereunder will be in addition to any other rights the Indemnitee may have under the Certificate of Incorporation, the Bylaws, the DGCL, any other agreement, a vote of the stockholders, a resolution of Directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof will limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such the Indemnitee acting on behalf of the Company and at the request of the Company prior to such amendment, alteration or repeal. To the extent that a change in the DGCL (whether by statute or judicial decision), the Certificate of Incorporation or the Bylaws permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation, the Bylaws

Alexza Pharmaceuticals, Inc.
Directors/Officers Indemnification Agreement
and this Agreement, it is the intent of the parties hereto that the Indemnitee will enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy conferred by this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.
8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing Directors’ and officers’ liability insurance, the Indemnitee will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Director or officer. If, at the time the Company receives notice from any source of a Claim as to which the Indemnitee is a party or a participant (as a witness or otherwise), the Company has Director and officer liability insurance in effect, the Company will give prompt notice of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.
9. Amendments, Termination and Waiver. No supplement, modification, amendment or termination of this Agreement will be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions hereof (whether or not similar) nor will such waiver constitute a continuing waiver.
10. Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who will execute all papers required and will do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
11. No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under an insurance policy, the Certificate of Incorporation, the Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.
12. Binding Effect. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and the spouse, heirs, executors, administrators, and personal and legal representatives of the Indemnitee. This Agreement will continue in effect as to coverage time period when regardless of whether the Indemnitee continues to serve as a Director or officer (or in one of the capacities enumerated in Section 1.4 hereof) of the Company or of any other enterprise at the Board’s request.
13. Severability. The provisions of this Agreement will be severable in the event that any of the provisions hereof (including any provision within a single Section, paragraph or sentence) are held

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by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law.
14. Applicable Law and Jurisdiction.
     14.1 Applicable Law. This Agreement and the legal relations among the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.
     14.2 Jurisdiction. The Company and the Indemnitee hereby irrevocably and unconditionally:
          (a) Agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country,
          (b) Consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement,
          (c) Appoint, irrevocably, to the extent such party is not a resident of the State of Delaware, National Corporate Research, Ltd., 615 South DuPont Highway, City of Dover, County of Kent, Delaware 19901 as such party’s agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware,
          (d) Waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and
          (e) Waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
15. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together will constitute one and the same Agreement, and provided that only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

ALEXZA PHARMACEUTICALS, INC.	INDEMNITEE:

By:
Name:	Signature
Title: